Exhibit 99.1

GCI REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS
Net Loss of $55 million
Consolidated Revenue of $228 million
Pro Forma EBITDA of $73 million

May 3, 2017, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) announces its results for the first quarter of 2017.
Liberty Interactive Transaction:
On April 4th GCI and Liberty Interactive Corporation announced the signing of an agreement to combine GCI with certain assets of the Liberty Ventures Group (“Liberty Ventures”). The new company will be named GCI Liberty. As part of the transaction GCI shareholders will receive 0.63 shares of a reclassified GCI Class A common stock and 0.20 shares of a new GCI Series A preferred stock. The exchange ratios were determined based on a total consideration of $32.50 per share for existing GCI common stock, comprised of $27.50 per share in reclassified GCI Class A common stock and $5.00 per share in a newly issued GCI preferred stock, and a Liberty Ventures reference price of $43.65 (with no premium paid for shares of GCI Class B common stock). The transaction is subject to regulatory review, and applicable regulatory filings are in process. The transaction is expected to close in the first quarter of 2018.
We recently received consent from our bondholders to waive any change of control put rights in connection with the transaction. We are in the process of completing an amendment of our Senior Credit Facility to allow for the transaction.
Net Loss:
The net income for the quarter was negatively affected by a significantly higher income tax expense for the quarter than we expect to record for the entire year. This highly unusual outcome does not affect Adjusted EBITDA, Cash Flow or our Net Operating Losses. More information about this can be seen in our 10-Q.
Operating Segment:
In 2017, we merged our former Wireless and Wireline segments into one operating segment to reflect changes in how we manage the business. The former wireless segment revenues are now reflected in the consumer and business customer groups as follows:

1.	Wholesale Wireless is reported in Consumer or Business wireless, according to which customer type is providing that revenue.

2.	Roaming and Backhaul is reported in Business wireless.

3.	High Cost USF Revenue is reported in Consumer wireless revenue.

Operating and Financial Highlights

Our first quarter revenues were $228 million, a decline of $4 million sequentially and $3 million from the first quarter of 2016 (down approximately 1% year-over-year) driven by weakness in consumer wireless and video. Pro Forma EBITDA, which is Adjusted EBITDA plus $4 million of one-time Liberty transaction costs in the quarter, was $73 million. This is up $5 million from the previous quarter and $2 million year over year. Pro Forma EBITDA is up due to savings achieved in procurement initiatives and our circuit costs.
As we mentioned in our year end call we are focusing on operating efficiencies and cost savings. This quarter we had Pro Forma EBITDA margins of 32.0 percent compared to 30.6 percent in the first quarter of 2016 and 29.1 percent in the fourth quarter of 2016.
Consumer
Consumer revenues of $107 million in the first quarter are down $7 million or six percent year-over-year and down $4 million or three percent sequentially. Declining wireless plan fees, which was an industry wide trend in the first quarter, was partially responsible for the revenue declines. Our video subscribers were down six percent year-over year which also contributed to the declining revenue.
Our total wireless subscribers were down 500 in the first quarter and were associated with pre-paid subscriber losses. Our “Better than Unlimited” wireless plan is gaining traction in the market and we will be able to offer non-907 phone number porting with our plans soon.
Business
GCI Business revenues were $121 million in the first quarter. This is up $4 million or three percent year-over-year and flat sequentially. Sales of data products led to the revenue increase in business, which was partially offset by declines in voice and video.
SG&A

SG&A expenses were $94 million during the quarter. Excluding the one-time Liberty transaction costs of $4 million, the expenses were up $2 million or two percent year-over-year and down $4 million or five percent sequentially. The sequential decline is a result of one-time charges in the fourth quarter of 2016.

Capital Expenditures

Capital expenditures for the quarter totaled $28 million.

Leverage
After adding back the roaming adjustment and Liberty transaction costs, our net debt to trailing 12 months Adjusted EBITDA was 4.7x as of March 31st 2017.

2017 Guidance

Pro Forma EBITDA is expected to be between $300 million and $325 million in 2017, excluding costs related to the Liberty transaction.

Capital expenditures are expected to be approximately $165 million in 2017.

Use of Non-GAAP Measure

Pro-Forma and Adjusted EBITDA are presented herein and are non-GAAP measures. See our attached financials for a reconciliation of these non-GAAP measures to the nearest GAAP measure.

Adjusted EBITDA guidance is a forward-looking non-GAAP financial measure presented herein. Reconciliation to the most directly comparable GAAP financial measure is not provided because we are unable to provide such reconciliation without unreasonable effort.  The inability to provide a reconciliation is due to the uncertainty and inherent difficulty regarding the occurrence, the financial impact and the periods with respect to recognition of future GAAP financial measures.  We also believe that such a reconciliation would imply an inappropriate degree of precision.  For the same reasons, we are unable to address the probable significance of the unavailable information.

Conference Call

The company will hold a conference call to discuss the financial results on Thursday, May 4th, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to ir.gci.com and follow the instructions.
A replay of the call will be available, beginning at 4:00pm, for 72-hours by dialing 877-344-7529, access code 10104277 (International callers should dial +1-412-317-0088).
Forward-Looking Statement Disclosure

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest communications provider in Alaska, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. Headquartered in Alaska, GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. Learn more about GCI at www.gci.com.

Contacts:
Investors: Kyle Jones, 907.868.7105, kjones@gci.com
Media: Heather Handyside, 907.868.6838, hhandyside@gci.com

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GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	March 31,	December 31,
ASSETS	2017	2016
Current assets:
Cash and cash equivalents	$14,759	19,297

Receivables	212,585	184,296
Less allowance for doubtful receivables	4,408	4,407
Net receivables	208,177	179,889

Prepaid expenses	21,852	18,599
Inventories	9,370	11,945
Other current assets	139	167
Total current assets	254,297	229,897

Property and equipment	2,642,130	2,614,875
Less accumulated depreciation	1,497,542	1,452,957
Net property and equipment	1,144,588	1,161,918

Goodwill	242,108	239,263
Cable certificates	191,635	191,635
Wireless licenses	92,347	92,347
Other intangible assets, net of amortization	78,248	74,444
Other assets	80,408	76,435
Total other assets	684,746	674,124
Total assets	$2,083,631	2,065,939

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	March 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2017	2016
Current liabilities:
Current maturities of obligations under long-term debt, capital leases, and tower obligation	$13,429	13,229
Accounts payable	50,975	72,937
Deferred revenue	39,037	37,618
Accrued payroll and payroll related obligations	30,134	30,305
Accrued interest (including $894 and $5,132 to a related party at March 31, 2017 and December 31, 2016, respectively)	22,886	13,926
Accrued liabilities	15,230	14,729
Subscriber deposits	1,070	917
Total current liabilities	172,761	183,661

Long-term debt, net (including $57,130 and $56,640 to a related party at March 31, 2017 and December 31, 2016, respectively)	1,363,793	1,333,446
Obligations under capital leases, excluding current maturities (including $1,754 and $1,769 due to a related party at March 31, 2017 and December 31, 2016, respectively)	47,843	50,316
Deferred income taxes	177,480	137,982
Long-term deferred revenue	137,885	135,877
Tower obligation	91,221	87,653
Other liabilities (including $32,610 and $29,700 for derivative stock appreciation rights with a related party at March 31, 2017 and December 31, 2016, respectively)	87,312	83,756
Total liabilities	2,078,295	2,012,691

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 32,909 and 32,668 shares at March 31, 2017 and December 31, 2016, respectively; outstanding 32,883 and 32,642 shares at March 31, 2017 and December 31, 2016, respectively	—	—
Class B. Authorized 10,000 shares; issued and outstanding 3,153 at March 31, 2017 and December 31, 2016; convertible on a share-per-share basis into Class A common stock	2,663	2,663
Less cost of 26 Class A common shares held in treasury at March 31, 2017 and December 31, 2016	(249)	(249)
Paid-in capital	6,358	3,237
Retained earnings (deficit)	(36,557)	17,068
Total General Communication, Inc. stockholders' equity	(27,785)	22,719
Non-controlling interests	33,121	30,529
Total stockholders’ equity	5,336	53,248
Total liabilities and stockholders’ equity	$2,083,631	2,065,939

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands, except per share amounts)	2017	2016
Revenues	$228,115	231,098
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	69,274	76,291
Selling, general and administrative expenses	93,558	87,646
Depreciation and amortization expense	49,937	47,142
Operating income	15,346	20,019

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(19,836)	(19,171)
Interest expense with related party	(1,877)	(1,831)
Derivative instrument unrealized income (loss) with related party	(2,910)	4,530
Other	627	502
Other expense, net	(23,996)	(15,970)

Income (loss) before income taxes	(8,650)	4,049
Income tax expense	(46,596)	(3,067)
Net income (loss)	(55,246)	982

Net loss attributable to non-controlling interests	(117)	(117)
Net income (loss) attributable to General Communication, Inc.	$(55,129)	1,099

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(1.60)	0.03
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(1.60)	0.03
Diluted net loss attributable to General Communication, Inc. common stockholders per Class A common share	$(1.60)	(0.04)
Diluted net loss attributable to General Communication, Inc. common stockholders per Class B common share	$(1.60)	(0.04)
Common shares used to calculate Class A basic EPS	31,220	33,696
Common shares used to calculate Class A diluted EPS	34,373	37,746

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2017	First Quarter 2016	Fourth Quarter 2016
Revenues
Wireless	$65,462	68,260	68,650
Data	114,154	106,971	111,388
Video	29,061	33,409	31,583
Voice	19,438	22,458	20,672
Total	228,115	231,098	232,293

Cost of goods sold	69,274	76,291	74,652

Contribution	158,841	154,807	157,641

Less SG&A	(93,558)	(87,646)	(93,714)
Plus share-based compensation	3,138	2,327	3,223
Plus imputed interest on financed devices	681	601	672
Plus accretion	490	392	(11)
Other	(783)	125	(98)
Adjusted EBITDA	68,809	70,606	67,713
Liberty transaction costs	4,208	—	—
Pro Forma EBITDA	$73,017	70,606	67,713

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2017	2016	2016
Net income (loss)	$(55,246)	982	(16,243)
Income tax expense (benefit)	46,596	3,067	(2,391)
Income (loss) before income taxes	(8,650)	4,049	(18,634)

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	19,836	19,171	20,429
Related party interest expense	1,877	1,831	1,897
Derivative instrument unrealized (income) loss with related party	2,910	(4,530)	12,720
Loss on extinguishment of debt	—	—	640
Other	(627)	(502)	(3,867)
Other expense, net	23,996	15,970	31,819

Operating income	15,346	20,019	13,185
Plus depreciation and amortization expense	49,937	47,142	50,742
Plus share-based compensation expense	3,138	2,327	3,223
Plus imputed interest on financed devices	681	601	672
Plus accretion expense	490	392	(11)
Other	(783)	125	(98)
Adjusted EBITDA (Note 1)	68,809	70,606	67,713
Liberty transaction costs	4,208	—	—
Pro Forma EBITDA (Note 2)	$73,017	70,606	67,713

Note:
(1) Earnings plus imputed interest on financed devices before:
•Net interest expense,
•Income taxes,
•Depreciation and amortization expense,
•Loss on extinguishment of debt,
•Derivative instrument unrealized income (loss),
•Share-based compensation expense,
•Accretion expense,
•Loss attributable to non-controlling interest resulting from NMTC transactions,
•Gains and impairment losses on equity and cost method investments, and
•Other non-cash adjustments.
(2) Adjusted EBITDA plus Liberty transaction costs.

Adjusted and Pro Forma EBITDA are not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA and Pro Forma EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA and Pro Forma EBITDA are useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Pro Forma EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA and Pro Forma EBITDA do not give effect to cash used for debt service requirements, and thus do not reflect funds available for investment or other discretionary uses. Adjusted EBITDA and Pro Forma EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2017			First Quarter 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$40,100	25,362	65,462	43,404	24,856	68,260
Data	36,088	78,066	114,154	34,960	72,011	106,971
Video	24,939	4,122	29,061	28,347	5,062	33,409
Voice	6,061	13,377	19,438	7,042	15,416	22,458
Total	$107,188	120,927	228,115	113,753	117,345	231,098

(Amounts in thousands)
	First Quarter 2017			Fourth Quarter 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$40,100	25,362	65,462	43,352	25,298	68,650
Data	36,088	78,066	114,154	35,163	76,225	111,388
Video	24,939	4,122	29,061	26,011	5,572	31,583
Voice	6,061	13,377	19,438	6,377	14,295	20,672
Total	$107,188	120,927	228,115	110,903	121,390	232,293

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				March 31, 2017		March 31, 2017
				as compared to		as compared to
	March 31,	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2017	2016	2016	2016	2016	2016	2016
Consumer
Data
Cable modem subscribers[1]	130,900	130,900	130,700	—	200	—%	0.2%
Video
Basic subscribers[2]	106,100	112,700	108,200	(6,600)	(2,100)	(5.9)%	(1.9)%
Digital programming tier subscribers[3]	48,000	57,800	52,100	(9,800)	(4,100)	(17.0)%	(7.9)%
HD/DVR converter boxes[4]	112,400	118,000	116,200	(5,600)	(3,800)	(4.7)%	(3.3)%
Homes passed	250,800	253,100	250,800	(2,300)	—	(0.9)%	—%
Voice
Local access lines in service[5]	52,700	54,900	53,400	(2,200)	(700)	(4.0)%	(1.3)%
Business
Data
Cable modem subscribers[1]	9,900	9,700	10,100	200	(200)	2.1%	(2.0)%
Voice
Local access lines in service[5]	40,300	41,600	41,100	(1,300)	(800)	(3.1)%	(1.9)%
Consumer and Business Combined
Wireless
Consumer Lifeline lines in service	27,200	28,000	27,200	(800)	—	(2.9)%	—%
Consumer prepaid lines in service	27,800	23,900	28,500	3,900	(700)	16.3%	(2.5)%
Consumer postpaid lines in service[6]	143,600	149,100	142,900	(5,500)	700	(3.7)%	0.5%
Business postpaid lines in service[6]	23,400	25,000	23,900	(1,600)	(500)	(6.4)%	(2.1)%
Total wireless lines in service	222,000	226,000	222,500	(4,000)	(500)	(1.8)%	-0.2%

1  On January 1, 2017, we transferred 3,100 small business cable modem subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of March 31, 2016 for the number of subscribers that were transferred on January 1, 2017.

2  On January 1, 2017, we transferred 500 small business basic subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of March 31, 2016 for the number of subscribers that were transferred on January 1, 2017.

3  On January 1, 2017, we transferred 100 small business digital programming tier subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of March 31, 2016 for the number of subscribers that were transferred on January 1, 2017.

4  On January 1, 2017, we transferred 300 small business HD/DVR converter boxes from Business to Consumer. We adjusted the previously reported subscriber numbers as of March 31, 2016 for the number of subscribers that were transferred on January 1, 2017.

5  On January 1, 2017, we transferred 4,800 small business local access lines from Business to Consumer. We adjusted the previously reported subscriber numbers as of March 31, 2016 for the number of subscribers that were transferred on January 1, 2017.

6  On January 1, 2017, we transferred 3,700 small business postpaid wireless lines from Business to Consumer. We adjusted the previously reported subscriber numbers as of March 31, 2016 for the number of subscribers that were transferred on January 1, 2017.